Exhibit 99.7
[FORM OF FACE OF RECEIPT]
THE DEPOSITARY SHARES REPRESENTED BY THIS RECEIPT ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.
UNLESS THE RECEIPT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO MELLON INVESTOR SERVICES, LLC (THE “DEPOSITARY”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY RECEIPT OR CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NUMBER	DEPOSITARY SHARES
CERTIFICATE FOR NOT MORE THAN
2,000,000 DEPOSITARY SHARES
RECEIPT FOR DEPOSITARY SHARES,
EACH REPRESENTING 1/40 OF A 6.25% NONCUMULATIVE
PERPETUAL PREFERRED STOCK, SERIES 7
BANK OF AMERICA CORPORATION
CUSIP 060505567
SEE REVERSE FOR CERTAIN DEFINITIONS
     Mellon Investor Services LLC, as Depositary (the “Depositary”), hereby certifies that                                          is the registered owner of                                           DEPOSITARY SHARES (“Depositary Shares”), each Depositary Share representing 1/40 of one 6.25% Noncumulative Perpetual Preferred Stock, Series 7, $0.01 par value per share (the “Shares”), of Bank of America Corporation, a Delaware Corporation (the “Bank”), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement, dated as of March 18, 2005, as amended from time to time (the “Deposit Agreement”), among the Bank, the Depositary and the holders from time to time of Receipts for Depositary Shares. By accepting this Receipt, the holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement. This Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized officer or, if a Registrar in respect of the Receipts (other than the Depositary) shall have been appointed, by the manual signature of a duly authorized officer of such Registrar.

Dated:

Countersigned:
MELLON INVESTOR SERVICES LLC,
Depositary

By:
Authorized Officer

[FORM OF REVERSE RECEIPT]
     BANK OF AMERICA CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH REGISTERED HOLDER OF RECEIPTS WHO SO REQUESTS A COPY OF THE DEPOSIT AGREEMENT AND A COPY OF THE DESIGNATING AMENDMENT WITH RESPECT TO THE 6.25% NONCUMULATIVE PERPETUAL PREFERRED STOCK, SERIES 7 OF BANK OF AMERICA CORPORATION. ANY SUCH REQUEST SHALL BE ADDRESSED TO THE DEPOSITARY NAMED ON THE FACE OF THIS RECEIPT.
EXPLANATION OF ABBREVIATIONS
The following abbreviations when used in the form of ownership on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations. Abbreviations in addition to those appearing below may be used.

TEN COM -	As tenant in common	UNIF GIFT MIN ACT -		Custodian

			(Cust)		(Minor)

TEN ENT -	As tenants by the entireties	Under Uniform Gifts to Minors Act

(State)

JT TEN -	As joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

For value received, hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

                     Depositary Shares represented by the within Receipt, and do hereby irrevocably constitute and appoint                      Attorney to transfer the said Depositary Shares on the books of the within named Depositary with full power of substitution in the premises.
Dated: _______________ Signed ___________________
NOTICE: The signature to the assignment must correspond with the name as written upon the face of this Receipt in every particular, without alteration or enlargement or any change whatever.
Signature Guarantee*

*	Signatures must be guaranteed by an “eligible guarantor institution” as defined in Rule 17 Ad-15 promulgated under the Securities Exchange Act of 1934, as amended. Guarantees by a notary public are not acceptable.

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